Exhibit 8.1



                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                            NEW YORK, NY 10022 - 3852


                                                                           PARIS
TEL  (212) 715-9100                                       47, AVENUE HOCHE 75008
FAX  (212) 715-8000                                      TEL  (33-1) 44 09 46 00
                                                         FAX  (33-1) 44 09 46 01


                                               August 8, 2003



Vishay Intertechnology, Inc.
63 Lincoln Highway
Malverne, Pennsylvania 19355-2120

Ladies and Gentlemen:

                     We have acted as counsel to Vishay Intertechnology, Inc., a Delaware corporation (the "Company"), in connection with registration of Class A Warrants to purchase Company common stock, Class B Warrants to purchase Company common stock and Company common stock.

                     For purposes of the opinion set forth below, we have reviewed and relied upon (i) the Registration Statement on Form S-3, as amended (File No. 333-102507) (the "Registration Statement") by the Company with the Securities and Exchange Commission, and (ii) such other documents, records, and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements and representations made by the Company, which we have neither investigated nor verified, as well as certain statements contained in the Registration Statement, which we have also neither investigated nor verified. We have assumed that all such statements and representations are true, correct, complete, and not breached, and that no actions that are inconsistent with such statements and representations will be taken. We have also assumed that any representations made "to the best knowledge of" any persons will be true, correct, and complete as if made without such qualification.

                     Any inaccuracy in, or breach of, any of the aforementioned statements, representations and assumptions or any change after the date hereof in applicable law could adversely affect our opinion. No ruling has been (or will be) sought from the Internal Revenue Service (the "IRS") by the Company as to the United States federal income tax consequences of the ownership, exercise and disposition of Company common stock and warrants. The opinion expressed herein is not binding on the IRS or any court, and there can be no assurance that the IRS or a court of competent jurisdiction will not disagree with such opinion.

                     Based upon and subject to the foregoing as well as the limitations set forth below, under presently applicable United States federal income tax law, the discussion set forth in the Registration Statement under the caption "Certain United States Federal Tax Consequences," to the extent it sets forth material federal income, and with respect to non-U.S. holders, estate tax


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August 8, 2003
Page 2



consequences of the ownership, exercise and disposition of Company common stock and warrants to the holders described therein, constitutes our opinion.

                     No opinion is expressed as to any matter not specifically addressed above. Also, no opinion is expressed as to the tax consequences of the ownership, exercise and disposition of Company common stock and warrants under any United States state or local or non-United States tax law. Furthermore, our opinion is based on current United States federal income and estate tax law and administrative practice, which may be changed at any time with retroactive effect. We do not undertake to advise you as to any changes after the date of this opinion in United States federal income or estate tax law or administrative practice that may affect our opinion unless we are specifically asked to do so.

                     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name therein. The giving of this consent, however, does not constitute an admission that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by
Section 7 of such Act.

                     This opinion has been delivered to you for the purpose of being included as an exhibit to the Registration Statement.



                                          Very truly yours,


                                          Kramer Levin Naftalis & Frankel LLP